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Sciarabba Walker & Co., LLP
Certified Public Accountants
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200 E. BUFFALO STREET-SUITE 402-ITHACA, NY 14850-(607) 272-5550


We consent to the incorporation by reference in this Current Report on Form 8-K, filed with the Securities and Exchange Commission by Apartment Investment and Management Company (AIMCO) of our reports dated January 24, 1995 with respect to the audit of Abbott Associates for the year ended December 31, 1994, and to the inclusion in this Current Report on Form 8-K of our report dated February 6, 1997 with respect to the audits of Abbott Associates for the years ended December 31, 1995 and 1996. We further consent to the incorporation by reference of such reports in AIMCO's Registration Statement of Form S-3 (No. 333-26415), AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-08997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550),
AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), and AIMCO's Registration Statement on Form S-3 (No. 333-20755), all filed with the Securities and Exchange Commission.

                                       /s/ Sciarabba Walker & Co. LLP
                                       Sciarabba Walker & Co. LLP


Ithaca, New York
June 23, 1997